THE HARTFORD MUTUAL FUNDS, INC.

THE HARTFORD MUTUAL FUNDS II, INC.

Form of Amended and Restated Multiple Class Plan Pursuant to Rule 18f-3

November 12, 2021

The Board of Directors of The Hartford Mutual Funds, Inc. and The Hartford Mutual Funds II, Inc. (each a “Company” and collectively, the “Companies”) may determine in the future that other distribution arrangements, allocations of expenses (whether ordinary or extraordinary) or services to be provided to a class of shares are appropriate and amend this Plan accordingly without the approval of shareholders of any class. Each class of shares of the funds of each Company (each a “Fund” and collectively, the “Funds”) will have the same relative rights and privileges, except as set forth below.

Each class of shares of a Fund: (1) shall be subject to such minimum purchase requirements, sales charges and other conditions of eligibility as are set forth in the applicable Fund’s prospectus and/or Statement of Additional Information on Form N-1A, as the case may be (“Registration Statement”); (2) may be convertible into other share classes of the Fund if, and to the extent, set forth in the Fund’s Registration Statement; and (3) shall be entitled to the shareholder services set forth from time to time in the Fund’s Registration Statement with respect to such class of shares. Except as set forth in a Fund’s prospectus, shares may be exchanged only for shares of the same class of another Fund.

ARTICLE I

Class A Shares

Class A Shares are sold subject to distribution/service fees under the Companies’ Amended and Restated Distribution Plan, as such Plan may be further amended or amended and restated from time to time (the “Distribution Plan”), calculated as a stated percentage of the net assets attributable to Class A Shares as set forth in the relevant Fund’s prospectus. The Class A shareholders of a Fund have exclusive voting rights, if any, with respect to the Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class A Shares are allocated to Class A Shares.

ARTICLE II

Class A2 Shares

Class A2 Shares are sold subject to distribution/service fees under the Distribution Plan, calculated as a stated percentage of the net assets attributable to Class A2 Shares as set forth in the relevant Fund’s prospectus. The Class A2 shareholders of a Fund have exclusive voting rights, if any, with respect to the Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class A2 Shares are allocated to Class A2 Shares.

ARTICLE III

Class T Shares

Class T Shares are sold subject to distribution/service fees under the Distribution Plan, calculated as a stated percentage of the net assets attributable to Class T Shares as set forth in the relevant Fund’s prospectus. The Class T shareholders of a Fund have exclusive voting rights, if any, with respect to the Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class T Shares are allocated to Class T Shares.

ARTICLE IV

Class B Shares

Class B Shares were are sold subject to distribution/service fees under the Distribution Plan, calculated as a stated percentage of the net assets attributable to Class B Shares as set forth in the relevant Fund’s prospectus. The Class B shareholders of a Fund have exclusive voting rights, if any, with respect to the Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class B Shares are allocated to Class B Shares.

Effective October 3, 2009, Class B Shares ceased to be available for purchase (except as explicitly permitted by the relevant prospectus) and there are no outstanding Class B shares as of the date hereof.

ARTICLE V

Class C Shares

Class C Shares are sold subject to distribution/service fees under the Distribution Plan, calculated as a stated percentage of the net assets attributable to Class C Shares as set forth in the relevant Fund’s prospectus. The Class C shareholders of a Fund have exclusive voting rights, if any, with respect to the Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class C Shares are allocated to Class C Shares.

Effective October 1, 2018, Class C Shares shall automatically convert to Class A Shares after a certain holding period or under other circumstances in accordance with the terms and conditions set forth in the Funds’ prospectuses.

ARTICLE VI

Class I Shares

Class I Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class I Shares are allocated to Class I Shares.

ARTICLE VII

Class R3 Shares

Class R3 Shares are sold subject to distribution/service fees under the Distribution Plan, calculated as a stated percentage of the net assets attributable to Class R3 Shares as set forth in the relevant Fund’s prospectus. The Class R3 shareholders of a Fund have exclusive voting rights, if any, with respect to the Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities, administrative services fees and state and federal registration fees applicable to Class R3 Shares are allocated to Class R3 Shares.

ARTICLE VIII

Class R4 Shares

Class R4 Shares are sold subject to distribution/service fees under the Distribution Plan, calculated as a stated percentage of the net assets attributable to Class R4 Shares as set forth in the relevant Fund’s prospectus. The Class R4 shareholders of a Fund have exclusive voting rights, if any, with respect to the Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities, administrative services fees and state and federal registration fees applicable to Class R4 Shares are allocated to Class R4 Shares.

ARTICLE IX

Class R5 Shares

Class R5 Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities, administrative services fees and state and federal registration fees applicable to Class R5 Shares are allocated to Class R5 Shares.

ARTICLE X

Class R6 Shares

Class R6 Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class R6 Shares are allocated to Class R6 Shares.

ARTICLE XI

Class Y Shares

Class Y Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class Y Shares are allocated to Class Y Shares.

ARTICLE XII

Class F Shares

Class F Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class F Shares are allocated to Class F Shares.

ARTICLE XIII

Class SDR

Class SDR Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class SDR Shares are allocated to Class SDR Shares.

ARTICLE XIV

ALLOCATION OF EXPENSES

Expenses shall be allocated among classes in a manner that is fair and equitable. Expenses relating to a Fund generally will be allocated among each class based upon the relative net assets of each such class. Expenses relating only to a particular class shall be allocated to that class.

ARTICLE XV

APPROVAL BY BOARD OF DIRECTORS

This Plan shall not take effect with respect to the Companies or any of their Funds until it has been approved by the vote of a majority (or whatever greater or lesser percentage may, from time to time, be required under Rule 18f-3 under the Investment Company Act of 1940, as amended (the “Act”)) of (a) all of the Directors of the Companies, on behalf of the Companies or its applicable Funds, and (b) those of the Directors who are not “interested persons” of the Companies, as such term may be from time to time defined under the Act.

ARTICLE XVI

SEVERABILITY

This Plan is severable as to each Fund. The Board of Directors may amend this Plan on behalf of one or more Funds, in which case a new Plan would be adopted in respect of any such Fund. In such event, this Plan would remain in full force and effect as to all other Funds.

ARTICLE XVII

AMENDMENTS

No material amendment to the Plan shall be effective unless the Board of Directors approves it in the same manner as is provided for approval of this Plan in Article XV.

Document Revision History:

Last Amended: November 12, 2021

Previously Amended on: September 24, 2021, March 30, 2020, January 8, 2020, September 30, 3019, May 29, 2019, February 28, 2019, October 1, 2018, July 16, 2018

Initially Approved on: January 11, 2017

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